UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

PEOPLESTRING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Broad Street, Suite 109 Red Bank, NJ 07701
(Address of principal executive offices)

(732) 741-2840
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, we entered into a Strategic Marketing Agreement (the “Agreement”) with BiLo Media, Inc. (“BiLo”) whereby we agreed to provide marketing services and act as an independent general advisor and consultant to BiLo on all matters related to the marketing of BiLo. The term of the Agreement is for a minimum period of two (2) months and the Agreement may be terminated by either party at any time after the initial two month period by giving 7 days prior written notice.

As consideration, BiLo has agreed to pay us commission equal to fifty percent of any net revenue derived from the sale of memberships for MyIngo.com which accrue during the term of the Agreement and are directly attributable to contacts, sources or introductions made by us.

A copy of the Agreement is filed as exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2012, we issued a press release announcing the launch of a discount gas program with BiLo Media. We are offering memberships in MyIngo.com to all our PeopleString members which will entitle them to purchase pre-paid discount gas cards.

A copy of the press release is filed as exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Strategic Marketing Agreement between PeopleString Corporation and BiLo Media, Inc., dated June 28, 2012.

99.1	Press Release of PeopleString Corporation, dated June 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLESTRING CORPORATION

Date: July 5, 2012	By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer